UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2015

Anika Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
____________________

Massachusetts	000-21326	04-314-5961
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

32 Wiggins Avenue, Bedford, MA 01730
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:   781-457-9000

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 9, 2015, Anika Therapeutics S.r.l. (“Anika S.r.l.”), the wholly-owned Italian subsidiary of Anika Therapeutics, Inc. (together with Anika S.r.l., the “Company”), entered into a build-to-suit lease agreement with Consorzio Zona Industriale E Porto Fluviale di Padova (“ZIP”), as landlord, pursuant to which Anika S.r.l. will lease a new headquarters facility (the “Lease”), consisting of approximately 25,000 square feet of general office, research and development, training, and warehousing space located in Padova, Italy. The Lease is structured as a build-to-suit endeavor, and the parties expect construction of the to-be-leased facility to be complete during the fourth quarter of 2016 with Anika S.r.l. to commence occupancy of the premises upon the facility being certified for occupancy. Once Anika S.r.l. has taken possession of the building, it is anticipated that this facility will serve as the Company’s European headquarters and will provide the additional space necessary to accommodate growth in the Company’s business.

The Lease has an initial term of fifteen years, and the term is expected to commence during the fourth quarter of 2016 once construction of the facility is completed. Beginning on the commencement date, the Lease provides for an initial yearly rent of €360,000, with the rent for the first three years discounted to €321,000 annually. Upon acceptance of the completed facility, Anika S.r.l. shall pay an initial security deposit of €90,000. In addition to basic rent, Anika S.r.l. must pay for all operating costs associated with the leased property, including applicable taxes, maintenance, insurance, and utility costs. Anika Therapeutics, Inc. has also provided to ZIP a contractual guarantee under which it guarantees Anika S.r.l.’s performance of certain of its financial obligations arising out of the Lease.

Upon the expiry of the initial fifteen-year term, the Lease will automatically renew for up to three additional six-year terms unless either Anika S.r.l. or ZIP provides the other party with twelve-months’ written notice of their intention to not renew the Lease prior to the conclusion of the initial term or any renewal term.

The foregoing is a summary description of certain terms of the Lease and is qualified in its entirety by reference to the Lease, a copy of which (as translated from its original text in Italian) is filed as Exhibit 10.1 to this report and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Translation of Lease Agreement by and between Consorzio Zona Industriale E Porto Fluviale di Padova and Anika Therapeutics S.r.l.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Dated: October 14, 2015	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer

Exhibit Index

10.1	Translation of Lease Agreement by and between Consorzio Zona Industriale e Porto Fluviale di Padova and Anika Therapeutics S.r.l.